Exhibit 10.10

            AMENDMENT NO. 1 TO THE INCENTIVE STOCK OPTION AGREEMENT

     This Amendment No. 1 to the Incentive Stock Option Agreement, effective as of July 26, 2000, by and between CFW Communications Company, a Virginia corporation (the "Company"), and (name) ("Participant").

     WHEREAS, on (date) the Company and the Participant entered into an Incentive Stock Option Agreement pursuant and subject to the provisions of the Company's 1997 Stock Option Plan.

     WHEREAS, the parties hereto desire to amend the Incentive Stock Option Agreement to clarify their agreement with respect thereto;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and based upon the mutual covenants contained herein, the parties hereto agree as follows:

     1. Section 6 is hereby amended to include the following new subparagraphs inserted after subparagraph (d):

          (e) A "change in control" shall not include an acquisition, directly or indirectly, of more than 30% of the combined voting power of the Company's then outstanding securities by WCAS, any Controlled Entity and any person to whom WCAS is permitted to transfer its Common Stock or Preferred Stock ("Permitted Transferee") pursuant to the Shareholder's Agreement, as amended, restated or modified from time to time in accordance with the terms thereof ("Shareholder's Agreement") dated July 11, 2000 among the Company, WCAS and certain other Persons, but only so long as WCAS, any Controlled Entity, and any Permitted Transferee shall comply with Article 5 of the Shareholder's Agreement.

          (f) "Controlled Entity" shall mean any entity in which WCAS owns the majority of the voting shares or securities or has the ability (whether through the ownership of voting securities, contract or otherwise) to elect a majority of the board of directors or other similar governing body or of which WCAS has the authority to control or direct the investment decisions.

          IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Incentive Stock Option Agreement effective as of the day and year first above written.
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[SEAL]

                                         CFW Communications Company
Attest:

By:_______________________________       By:_______________________________
    Secretary



[SEAL]


Attest:

By:_______________________________       By:_______________________________
     Name:                                      Participant
     Title: